UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000 51030	59-343-4771
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On March 31, 2008, OccuLogix, Inc. (the “Company”) paid to OcuSense, Inc. (“OcuSense”) the last $2,000,000 installment of the purchase price for the 1,754,589 shares of Series A Preferred Stock, par value $0.001 per share, of OcuSense, representing 50.1% of OcuSense’s capital stock on a fully diluted basis, that the Company had acquired on November 30, 2006 pursuant to the Series A Preferred Stock Purchase Agreement, dated as of November 30, 2006, by and among OcuSense and the Company (as subsequently amended, the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, the last $2,000,000 installment of the purchase price became payable by the Company upon the attainment by OcuSense of the second of two pre-defined milestones, provided that it was achieved prior to May 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.

Date: April 3, 2008
	By:	/s/Suh Kim
Suh Kim
General Counsel